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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 13, 2000
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                         FRONTIER FINANCIAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

           Washington                 0-15540                91-1223535
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   State or other jurisdiction      (Commission         (IRS Employer Identi-
       of incorporation)            File Number           fication Number)

                332 SW Everett Mall Way, Everett Washington 98204
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                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (425) 514-0700
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ITEM 5.  Other Events

        The following information represents consolidated operating results for Frontier Financial Corporation for the month of August 2000, following consummation of the merger of Liberty Bay Financial Corporation with and into Frontier Financial Corporation on July 20, 2000.

        Revenues and net income of Frontier Financial Corporation and Subsidiaries for the month ended August 31, 2000, were approximately $6.9 million(1) and $3.0 million, respectively. In the opinion of the management, all adjustments considered necessary for a fair presentation have been included. Operating results for the month ended August 31, 2000 are not necessarily indicative of the results that may be expected for the three and nine months ending September 30, 2000.

(1) Includes net interest income and noninterest revenue


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                                   SIGNATURES

        Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated:  September 13, 2000


                                            FRONTIER FINANCIAL CORPORATION

                                            By:  /s/ James F. Felicetty
                                                 --------------------------
                                                    its Secretary/Treasurer


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